                                                                     EXHIBIT 99

PROSPECTUS SUPPLEMENT No. 3
(To Prospectus dated November 22, 1999)

                           [LOGO] BIOTECH HOLDRS(SM)

                       1,000,000,000 Depositary Receipts
                            Biotech HOLDRS(SM) Trust

   This prospectus supplement amends and supplements information contained in the prospectus dated November 22, 1999 relating to the sale of up to 1,000,000,000 depositary receipts by Biotech HOLDRS(SM) Trust.

   The share amounts specified in the table on page 9 of the base prospectus shall be replaced with the following:

                                                       Primary
                                                Share  Trading
              Name of Company           Ticker Amounts Market
      --------------------------------  ------ ------- -------
      Amgen, Inc.                       AMGN      46   NASDAQ
      Genentech, Inc.                   DNA       22    NYSE
      Biogen, Inc.                      BGEN      13   NASDAQ
      Immunex Corporation               IMNX      42*  NASDAQ
      PE Corp-PE Biosystems Group       PEB       18*   NYSE
      MedImmune, Inc.                   MEDI      15*  NASDAQ
      Chiron Corporation                CHIR      16   NASDAQ
      Genzyme Corporation               GENZ       7   NASDAQ
      Gilead Sciences, Inc.             GILD       4   NASDAQ
      Sepracor, Inc.                    SEPR       6*  NASDAQ
      IDEC Pharmaceuticals Corporation  IDPH       4*  NASDAQ
      QLT Inc.(/1/)                     QLTI       5   NASDAQ
      Millennium Pharmaceuticals, Inc.  MLNM       6*  NASDAQ
      BioChem Pharma, Inc.              BCHE       9   NASDAQ
      Affymetrix, Inc.                  AFFX       2   NASDAQ
      Human Genome Sciences, Inc.       HGSI       4*  NASDAQ
      ICOS Corporation                  ICOS       4   NASDAQ
      Enzon, Inc.                       ENZN       3   NASDAQ
      Celera Genomics                   CRA        4*   NYSE
      Alkermes, Inc.                    ALKS       4*  NASDAQ

-------
* Reflects previous stock split.

(1)  On May 26, 2000, QLT Photo Therapeutics, Inc. changed its name to QLT
     Inc.

   The share amounts listed in the table above reflect all previous stock splits. The stock prices in the tables set forth in Annex A of the base prospectus will not be adjusted to account for the stock splits.

           The date of this prospectus supplement is June 30, 2000.